Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-91814 on Form S-8 of International Electronics, Inc. of our report dated November 7, 2006 relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-KSB of International Electronics, Inc. for the year ended August 31, 2006.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 27, 2006